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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2001

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-27234 (Commission File No.)	94-3007502 (IRS Employer Identification No.)

6352 San Ignacio Avenue
San Jose, CA 95119-1202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 226-9900

Item 5. Other Events.

    On December 10, 2001, Photon Dynamics, Inc., a California corporation ("Photon"), entered into a Manufacturing Services Agreement with Sanmina-SCI Corporation ("Sanmina-SCI"), pursuant to which Sanmina-SCI has agreed to provide a significant portion of the manufacturing, assembly and test operations for Photon's flat panel display and surface mount technology optical products (the "Manufacturing Services Agreement"). Under the terms of this three-year agreement and related agreements, Sanmina-SCI has agreed to lease a portion of Photon's San Jose facility, lease and operate the equipment required to manufacture a substantial portion of Photon's flat panel display products, expand Photon's San Jose clean room facility and purchase a substantial portion of Photon's existing flat panel display raw material inventory.

    Copies of the Manufacturing Services Agreement and the press release by Photon announcing the transactions described above are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Manufacturing Services Agreement, dated as of December 10, 2001 by and between Photon and Sanmina-SCI. (1)
99.2	Press Release of Photon dated December 11, 2001.

(1)
Confidential treatment has been requested for portions of this exhibit.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOTON DYNAMICS, INC.
Dated: January 4, 2002	By:	/s/ RICHARD L. DISSLY Richard L. Dissly Vice President of Operations, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
99.1	Manufacturing Services Agreement, dated as of December 10, 2001 by and between Photon and Sanmina-SCI. (1)
99.2	Press Release of Photon dated December 11, 2001.

(1)
Confidential treatment has been requested for portions of this exhibit.

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX